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                                                                       EXHIBIT 5

                               HALE AND DORR LLP
                              COUNSELLORS AT LAW

                               WWW.HALEDORR.COM

                 60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                        617-526-6000 * FAX 617-526-5000


                                              March 27, 2000



ZEFER Corp.
711 Atlantic Avenue
Boston, Massachusetts 02111

        Re:   Registration Statement on Form S-1
              ----------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-94283) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 5,175,000 shares of Common Stock, $.001 par value per share (the "Shares"), of ZEFER Corp., a Delaware corporation (the "Company"), of which
(i) 4,500,000 Shares will be issued and sold by the Company; and (ii) the remaining 675,000 Shares are issuable upon exercise of an over-allotment option granted by the Company.

     The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and Credit Suisse First Boston Corporation, First Union Securities, Inc. and FleetBoston Robertson Stephens Inc., as representatives of the several underwriters named in the Underwriting Agreement, the form of which will be filed as Exhibit 1 to the Registration Statement.

     We are acting as counsel for the Company in connection with the sale by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

      In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

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ZEFER Corp.
March 27, 2000
Page 2

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized for issuance and, when such Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ Hale and Dorr LLP
                                            ------------------------
                                            HALE AND DORR LLP